Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Realm Therapeutics plc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Philadelphia, Pennsylvania
August 21, 2018